Exhibit 3.15

*050103* Exhibit 3.15 ROSS MILLER Secretary of State 204 North Carson Street, Suite 4

Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization

Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)

Filed in the office of Document Number 20120492765-28

Filing Date and Time Ross Miller 07/17/2012 10:31 AM

Secretary of State Entity Number State of Nevada E0375612012-3

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY—DO NOT HIGHLIGHT

1. Name of Limited- QUEENSWAY HEALTH HOLDINGS LLC Check box if a Check box if a

Liability Company: Series Limited- Restricted Limited-

(must contain approved Liability Company Liability Company

limited-liability company wording; see instructions)

2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: NATIONAL REGISTERED AGE-SEE ATTACHED Name

Noncommercial Registered Agent OR Office or Position with Entity

(name and address below) (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Nevada

Street Address City Zip Code Nevada

Mailing Address (if different from street address) City Zip Code 3. Dissolution

Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required) Company shall be managed by: Manager(s) OR Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) THE ENSIGN GROUP, INC.-SEE ATTACHED Name

27101 PUERTA REAL SUITE 4 MISSION VIEJO CA 92691 Street Address City State Zip Code

2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Effective Date and Time: (optional) Effective Date: Effective Time: 7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) DOYNA DARDON-SEE ATTACHED DOYNA DARDON Name Organizer Signature 27101 PUERTA REAL SUITE 4 MISSION VIEJO CA 92691 Address City State Zip Code 8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. NATIONAL REGISTERED AGENTS, INC. OF NV 7/17/2012

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date This form must be accompanied by appropriate fees. Nevada Secretary of State NRS 86 DLLC Articles Revised: 8-31-11

Exhibit 3.15

Exhibit 3.15

Articles of Organization

(PURSUANT TO NRS CHAPTER 86)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 86 Form and all additional managers and organizers

ENTITY NAME: QUEENSWAY HEALTH HOLDINGS LLC

FOREIGN NAME TRANSLATION: Not Applicable

REGISTERED AGENT NAME: NATIONAL REGISTERED AGENTS, INC. OF NV

STREET ADDRESS: Not Applicable

MAILING ADDRESS: Not Applicable

ADDITIONAL Managers or Managing Members

Name: THE ENSIGN GROUP, INC.

Address: 27101 PUERTA REAL SUITE 450 City: MISSION VIEJO State: CA Zip Code: 92691 ADDITIONAL Organizers Name: DOYNA DARDON Address: 27101 PUERTA REAL SUITE 450 City: MISSION VIEJO State: CA Zip Code: 92691 PAGE 2

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF: ENTITY NUMBER QUEENSWAY HEALTH HOLDING LLC E0375612012-3 NAME OF LIMITED-LIABILITY COMPANY FOR THE FILING PERIOD OF JUL, 2014 TO JUL, 2015 USE BLACK INK ONLY—DO NOT HIGHLIGHT *100401* ** YOU MAY FILE THIS FORM ONLINE AT www.nvsllverflume.gov** Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.) Filed in the office of Ross Mille Secretary of State State of Nevada Document Number 20140485719-51 Filing Date and Time 07/03/2014 11:52 AM Entity Number E0375612012-3 (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY IMPORTANT: Read instructions before completing and returning this form. 1. Print or type names and addresses, either residence or business, for all manager or managing members. A Manager, or if none, a Managing Member of the LLC must sign the form. FORM WILL BE RETURNED IF UNSIGNED. 2. If there are additional managers or managing members, attach a list of them to this form.

3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.

4. State business license fee is $200.00. Effective 2/1/2010. $100.00 must be added for failure to file form by deadline. 5. Make your check payable to the Secretary of State. 6. Ordering Copies: If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order. 7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.

8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing. ANNUAL LIST FILING FEE $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late) CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: NRS 76.020 Exemption Codes 001—Governmental Entity 005—Motion Picture Company 006—NRS 680B.020 Insurance Co. NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees. NAME CTR PARTNERSHIP, L.P. MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE 27101 PUERTA REAL SUITE 400, USA MISSION VIEJO CA 92691 NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE NAME MANAGER OR MANAGING MEMBER ADDRESS CITY STATE ZIP CODE None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. WILLIAM WAGNER Title Date Signature of Manager, Managing Member or Other Authorized Signature CHIEF FINANCIAL OFFICER 7/3/2014 11:52:25 AM Nevada Secretary of State List ManorMem Revised: 8-8-13